FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Amended and Restated Employment Agreement (this “First Amendment”) is entered into and effective as of July 18, 2023 (the “Amendment Effective Date”), between Hayward Industries, Inc. (the “Company”), Hayward Holdings, Inc. (the “Parent”) and Kevin P. Holleran (the “Executive”) (the Company, the Parent and the Executive, individually, a “Party” and, collectively, the “Parties”).

WHEREAS, the Company, the Parent, and the Executive are parties to the Amended and Restated Employment Agreement dated as of March 2, 2021 (the “Employment Agreement”); and

WHEREAS, the Company, the Parent, and the Executive desire to amend the Employment Agreement as set forth below:

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby confirmed, the Company, the Parent and the Executive agree that the Employment Agreement is amended as follows:

1.Section 4(f) of the Employment Agreement is hereby amended and replaced in its entirety to read as follows:

(f)     Relocation. Consistent with the provisions of Section 5 below, during the Employment Period and until the earlier of September 30, 2023, and the date on which the Executive relocates his primary residence to the Company’s principal executive offices, the Company shall provide the Executive with (i) reasonable temporary housing and (ii) reimbursement for travel to and from Executive’s home in Augusta, Georgia to the Company’s principal executive offices (including first class airfare).

Additionally, until the earlier of March 31, 2024 and the date on which the Executive relocates his primary residence to the Company’s principal executive offices, the Company shall provide the Executive with (i) reimbursement for relocation costs incurred by Executive of up to $200,000; and (ii) a gross-up for taxes (if any) incurred in respect of any taxes imposed on items in this paragraph, subject, in each case, to reasonable substantiation and documentation of the same, in accordance with the Company’s reimbursement policies, as may be in effect from time to time.

2.To the extent that there is any inconsistency between the terms and conditions of this First Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this First Amendment shall prevail.

3.This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.Except as amended hereby, the Employment Agreement remains in full force and effect and, as amended hereby, the Employment Agreement represents the entire agreement between the Executive and the Company, and there are no other agreements, written or oral, relating to the subject matter hereof. On and after the Amendment Effective Date, all references in the Employment Agreement to “this Agreement” (including “hereof,” “herein” and similar words or phrases) shall mean the Employment Agreement, as amended by this First Amendment.
IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the Amendment Effective Date.

HAYWARD INDUSTRIES, INC.

    By: /s/ Susan M. Canning
    Name: Susan M. Canning
                    Title:     Senior Vice President

HAYWARD HOLDINGS, INC.

By: /s/ Lawrence H. Silber
    Name: Lawrence H. Silber
                    Title:    Board of Director and                                 Chair of Compensation Committee

EXECUTIVE

                /s/ Kevin P. Holleran
Kevin P. Holleran
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